UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: August 26, 2004)

Commission File Number 1-13739	Registrant; State of Incorporation; Address; and Telephone Number UNISOURCE ENERGY CORPORATION (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	IRS Employer Identification Number 86-0786732
1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	86-0062700

Item 8.01 Other Events

         On August 26, 2004, the Pennsylvania Avenue Event Driven Fund filed a class action complaint in the Superior Court of the State of Arizona on behalf of the holders of UniSource Energy Corporation (UniSource Energy) common stock against UniSource Energy and its directors (Pennsylvania Ave. Event Driven Fund v. UniSource Energy Corp., et al. (D. Ariz.)) relating to the proposed acquisition of UniSource Energy by Saguaro Utility Group L.P. (Saguaro). The plaintiff alleges, among other things, that members of UniSource Energy's board of directors breached their fiduciary duties to UniSource Energy's shareholders in connection with the proposed acquisition by tailoring the acquisition to meet the specific needs of Saguaro and basing the acquisition on financial results of UniSource Energy that were subsequently restated to recognize additional net income. The plaintiff is seeking to enjoin the acquisition, which was approved by shareholders of UniSource Energy in March 2004. The lawsuit requests an order:

  declaring that the action is properly maintainable as a class action;
  decreeing that the acquisition agreement was entered into in breach of the directors' fiduciary duties and is therefore unlawful and unenforceable;
  enjoining the consummation of the acquisition until a new sale process is adopted;
  ordering directors to exercise their fiduciary duties to obtain a transaction that is in the best interest of UniSource Energy's shareholders;
  rescinding, to the extent implemented, the acquisition; and
  awarding the plaintiff the costs of its action, including attorney's and experts' fees.

UniSource Energy believes that the lawsuit is without merit and will vigorously defend it.

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SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

UNISOURCE ENERGY CORPORATION (Registrant)
Date: September 1, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer
TUCSON ELECTRIC POWER COMPANY (Registrant)
Date: September 1, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer

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